UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

XCELLINK INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-147767

(Commission File Number)

None

(IRS Employer Identification No.)

Suite 2302-7 ING Tower

308 Des Voeux Road

Central, Hong Kong

(Address of principal executive offices)(Zip Code)

+61 3 9654 3837

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

By an agreement dated April 27, 2009 we agreed to acquire an exclusive and irrevocable global license (the “License”) in perpetuity to use and sublicense the Patented Technologies, as defined herein, and any improvements and to manufacture, distribute, and sell any related products (the “Products”) to certain technologies (the “Patented Technologies”) invented, developed and/or acquired by Xcellink International Limited, a British Virgin Islands corporation operating out of Hong Kong, such Patented Technologies which relate to the automated data interchange of financial transactions between customers and merchants over local, wired or wireless electronic link using an information device - most commonly a mobile phone.

In order to acquire the License and as a term of the agreement, director Mark Fingarson has agreed to transfer 20,000,000 shares of the stock he currently holds to Xcellink International Limited for pro-rata distribution among its shareholders.  There was no additional consideration or financial statements or other reportable out put of expenses associated with this agreement. The parties will be working expeditiously and in good faith to negotiate terms for the full acquisition of Xcellink International Limited by Xcellink International Inc. No assets or properties have been acquired.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

As a term of the License Agreement, effective April 27th, 2009, Michael Malbourne accepted an appointment by the Board of Directors of the Company to act as a member of the Board of Directors, and serve as the Company’s Secretary and Treasurer, until his successor is duly qualified and elected or appointed.

Michael has over 30 years experience at the most senior levels in company management with extensive experience in all aspects of accounting, corporate finance, marketing, strategic planning and risk management for a number of companies. These include: SIRF Ltd, Exicom Ltd, Pratt Industries Group, Caterpillar Tractor Co, ES & A Bank Ltd as well as being CEO/Director of Xcellink International Ltd operating out of Hong Kong since 2003.

Mr. Malbourne does not yet have any agreement, arrangement or interested transaction with the Company.

SECTION 8.01 – OTHER EVENTS

Item 8.01 Other Events

On April 27th, 2009, the Company’s head office was moved from 3148 Kingston Road, Scarborough Ontario Canada M1M 1P4 with phone number (416) 543-2869 to Suite 2302-7 ING Tower, 308 Des Voeux Road, Central, Hong Kong, with phone number +61 3 9654 3837.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

No.	Description

10.1	License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcellink International Inc. (Registrant)

Date: April 28, 2009	By:	/s/ Mark Fingarson
Name: Mark Fingarson
Title: President and Chief Executive Officer

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